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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72877) pertaining to the 1999 Equity Incentive Plan, the 1999 Non-Employee Director Option Plan, the International Employee Stock Purchase Plan and the Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-83115) pertaining to the Diffusion Corporation 1995 General Stock Option Plan, Diffusion Corporation 1995 Executive Stock Option Plan and the Diffusion Corporation 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-91767) pertaining to the 1999 Supplemental Stock Option Plan and the Registration Statement (Form S-8 No. 333-30242) pertaining to the Engine 5, Ltd 1999 Stock Option/Stock Issuance Plan, the DataSage, Inc. 1996 Stock & Option Plan, the DataSage, Inc. 1997 Stock and Option Plan and the Vignette Corporation 1999 Equity Incentive Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of DataSage, Inc. for the years ended December 31, 1999 and 1998 which is included in the Current Report (Form 8-K/A) dated March 30, 2000 filed with the Securities and Exchange Commission.



                        /s/ Ernst & Young LLP

Austin, Texas
March 28, 2000